Scaling for Sustainable Growth Q3 2024 EARNINGS CONFERENCE CALL October 22, 2024

Q3 2024Herc Holdings Inc. NYSE: HRI 2 Herc Rentals Team and Agenda Agenda Safe Harbor YTD Overview Q3 Operations Review Q3 Financial Review 2024 Outlook Q&A Larry Silber President & Chief Executive Officer Aaron Birnbaum Senior Vice President & Chief Operating Officer Mark Humphrey Senior Vice President & Chief Financial Officer Leslie Hunziker Senior Vice President Investor Relations, Communications & Sustainability

Q3 2024Herc Holdings Inc. NYSE: HRI 3 Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation includes forward-looking statements as that term is defined by the federal securities laws, including statements concerning our business plans and strategy, projected profitability, performance or cash flows, future capital expenditures, our growth strategy, including our ability to grow organically and through M&A, anticipated financing needs, business trends, our capital allocation strategy, liquidity and capital management, exploring strategic alternatives for Cinelease, including the timing of the review process, the outcome of the process and the costs and benefits of the process, and other information that is not historical information. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward- looking statements are based upon our current expectations and various assumptions and, there can be no assurance that our current expectations will be achieved. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward- looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non-GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through and free cash flow. Additionally, certain results are presented excluding the Cinelease studio entertainment business. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation.

YTD 2024: Delivering on Growth Strategies

Strategies to Accelerate ROIC and Increase Shareholder Returns:

- Grow the Core
- Expand Specialty
- Elevate Technology
- Allocate Capital
- Execute at Highest Level

Optimize branch network for fleet / operating efficiencies at scale
- Completed 8 acquisitions—26 locations; opened 16 greenfield locations

Enhance fleet mix
- Expanded OEC specialty fleet YoY to support mega projects, cross-selling and end-market expansion

Support customers' efficiency goals through data and telematics
- Advanced our industry leading digital capabilities: ProControl Next Gen™

Prioritize Capital and Invest Responsibly
- Continued disciplined investments in fleet and strategic M&A
- Declared regular dividend

Lead through continuous improvement with E3OS
- Standardized processes
- Committed to superior customer experiences

EASY EXPERT EFFICIENT
E3OS Business Operating System

HercRentals® Herc Holdings Inc. NYSE: HRI Q3 2024 | 4

Q3 2024Herc Holdings Inc. NYSE: HRI 5 YTD 2024: Financial Performance1 1. Amounts presented include Cinelease studio entertainment 2. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 21 3. The company’s ROIC metric uses after-tax operating income for the trailing 12 months divided by average stockholders’ equity, debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the company’s tax rate from period to period, the U.S. federal corporate statutory tax rate of 21% was used to calculate after-tax operating income. Equipment Rental Revenue $1,117 $1,368 $1,838 $2,121 $2,350 2020 2021 2022 2023 2024 11% $ in millions Total Revenues $1,260 $1,495 $1,953 $2,450 $2,617 2020 2021 2022 2023 2024 $493 $637 $866 $1,070 $1,145 2020 2021 2022 2023 2024 7% 7% $ in millions $ in millions Earnings Per Diluted Share $1.30 $5.01 $7.66 $8.89 $9.02 39.2% 42.7% 44.3% 43.7% 43.8% 2020 2021 2022 2023 2024 5.4% 8.8% 10.3% 10.5% 9.7% 2020 2021 2022 2023 2024 ROIC3 2020 2021 2022 2023 2024 Adjusted EBITDA2 Adjusted EBITDA Margin2

Q3 2024Herc Holdings Inc. NYSE: HRI 6 2024 Outlook • On track to deliver record rental revenue; pricing remains disciplined • Expected to significantly outpace industry growth rate1 • Acquisitions and greenfield openings should continue to offset slowing growth in local markets • Capturing 10-15% of total mega project activity, as planned • Emergency response for Hurricanes Helene and Milton represents 4Q24 incremental upside • Aligning costs and balancing fleet while managing the complexities of disparate levels of demand across geographies, end markets and project types ◦ Mega and infrastructure projects ramp up, while interest rates weigh on local markets • Favorable shift of fleet dispositions to retail/wholesale channel offsets normalizing auction proceeds YoY • FY24 net capex reflects accelerating growth in mega projects and specialty equipment • Continued disciplined investments in fleet to support the long-term growth of the business 1. Based on Rouse Analytics benchmark data Revenue Adjusted EBITDA Net Fleet Capex

Q3 2024Herc Holdings Inc. NYSE: HRI 7 Operations Review Aaron Birnbaum Senior Vice President and Chief Operating Officer

Q3 2024Herc Holdings Inc. NYSE: HRI 8 Focusing on Safety Q3 2024: Continuing focus on Perfect Days • All branches reported > 97% Perfect Days • Perfect Days are those with no: • OSHA reportable incidents • At-fault moving vehicle accidents • DOT violations Total Recordable Incident Rate is 0.82 — favorable to industry standard of 1.0 Proven safety record is a must-have for customers Herc's Safety Program is integrated into all acquisitions

Q3 2024Herc Holdings Inc. NYSE: HRI 9 Scaling for Sustainable Growth Expanding Through Acquisitions and Greenfields Adding locations increases density and share in urban markets • 439 locations at September 30, 2024, +16% YoY Targeting Top 100 metropolitan markets • Q3: 2 acquisitions - 5 locations; 5 greenfield locations • YTD: 8 acquisitions - 26 locations; 16 greenfield locations ◦ Invested $567 million through September 30, 2024 on M&A Synergized multiple opportunity 3.5x - 4.5x through cross selling adjacent product lines, fleet efficiencies and rate improvement Pipeline of acquisition opportunities remains strong

Q3 2024Herc Holdings Inc. NYSE: HRI 10 Optimizing Fleet Mix and Lifecycle Performance 1. Original equipment cost based on ARA guidelines. 2. End fleet as of September 30, 2024 $348 $400 $274 $196$167 $344 $366 2023 2024 Q1 Q2 Q3 Q4 Fleet Expenditures at OEC1 $ in millions $144 $186 $309 $174$150 $139 $199 2023 2024 Q1 Q2 Q3 Q4 Fleet Disposals at OEC1 $ in millions 23% 25% 11% 19% 22% • Q3 24 net fleet investment higher YoY ◦ 34% higher expenditures for mega projects, specialty, greenfields, replacement fleet ◦ 36% fewer dispositions at OEC reflect return to normal seasonality • Q3 24 disposals generated proceeds of ~42% of OEC • Average fleet age of 46 months at September 30, 2024 $7.1 billion at OEC1,2 Fleet Composition Specialty Aerial Earthmoving Material Handling Other

Q3 2024Herc Holdings Inc. NYSE: HRI 11 Delivering Growth and Resiliency through Diversification Q3 Local vs. National Mix 44% 56% NationalQ3 Revenue by Customer1 36% 25% 17%14% 8% Local Commercial Facilities Contractors Infrastructure & Government Other Industrial • Local account revenue increased due to acquisitions and greenfields, and a focus on growth markets • National account revenue continues to benefit from general growth and mega project activity ◦ Vertical sales strategy provides for end-market expertise and creates more diverse revenue mix ◦ Project pipeline remains strong; still in early innings of federal-funding opportunities • Long-term, balanced target of 60% local / 40% national accounts 1. Refer to our 10-K for description of industries related to each customer classification.

Capitalizing on Growth Trends Across Diverse Customer and Project Base

Contractors (36%)

- Electrical
- General Contractors
- Mechanical
- Remediation & Environmental
- Residential
- ***Restoration***
- ***Specialty Contractors***

Industrial (25%)

- Agriculture
- Chemical Processing
- Industrial Manufacturing
- Metals & Minerals
- Oil & Gas Production
- Oil & Gas Pipeline
- Oil & Gas Refineries
- Pharmaceutical
- Power
- Pulp. Paper & Wood
- Shipbuilding/Yards
- ***Aerospace***
- ***Alternative Automotive/EV***
- ***Energy/ Renewables***
- ***Food & Beverage***

Infrastructure & Gov. Direct (17%)

- Airports
- Bridge
- Federal Government
- Local & State Government
- Military Base
- Prisons
- Railroad & Mass Transportation
- Streets, Road &Highway
- Sewer & Waste Disposal
- Water Supply & Distribution
- ***Utilities***

Commercial Facilities (14%)

- Banks
- Casinos
- Hospitality (hotel & motel)
- Parking Garages
- Religious Building
- Retail Facilities
- ***Commercial Warehousing***
- ***Education***
- ***Facility Maintenance***
- ***Healthcare***
- ***Data Centers***

Other (8%)

- Sporting Events
- Theater
- TV, Film & Radio
- Homeowners
- ***Live Events***

Herc Rentals is Well Positioned with Current Trending Opportunities

EV/Battery | **Chip Plants** | **Data Centers** | **Renewables** | **Utilities** | **Healthcare** | **Infrastructure** | **LNG Plant**

Pipeline of new construction and maintenance projects offers wide spectrum of growth opportunities

New verticals since 2016 in **bold**.

HercRentals® Herc Holdings Inc. NYSE: HRI Q3 2024 12

Financial Review Mark Humphrey Senior Vice President and Chief Financial Officer

Q3 2024Herc Holdings Inc. NYSE: HRI 14 Q3 2024 Financial Results NM - Not Meaningful 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 21 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines Three Months Ended September 30, Nine Months Ended September 30, $ in millions, except per share data 2024 2023 2024 vs 2023 % Change 2024 2023 2024 vs 2023 % Change Equipment Rental Revenue $866 $765 13.2% $2,350 $2,121 10.8% Total Revenues $965 $908 6.3% $2,617 $2,450 6.8% Net Income $122 $113 8.0% $257 $256 0.4% Earnings Per Diluted Share $4.28 $3.96 8.1% $9.02 $8.89 1.5% Adjusted Net Income1 $124 $114 8.8% $265 $260 1.9% Adjusted Earnings Per Diluted Share1 $4.35 $4.00 8.7% $9.30 $9.03 3.0% Adjusted EBITDA1 $446 $410 8.8% $1,145 $1,070 7.0% Adjusted EBITDA Margin1 46.2% 45.2% 100 bps 43.8% 43.7% 10 bps REBITDA1,2 $428 $381 12.3% $1,077 $983 9.6% REBITDA Margin1,2 48.9% 49.3% (40) bps 45.4% 45.9% (50) bps REBITDA YoY Flow-Through1,2 46.1% 76.3% NM 40.7% 51.6% NM Average Fleet3 (YoY) 11.7% 18.5% 9.9% 23.8% Pricing3 (YoY) 2.3% 6.9% 3.5% 7.2% Dollar Utilization3 42.2% 42.1% 10 bps 41.0% 40.8% 20 bps ROIC 9.7% 10.5% (80) bps

Q3 2024Herc Holdings Inc. NYSE: HRI 15 Q3 2024 Financial Results Excluding Cinelease Studio Entertainment1 NM - Not Meaningful 1. Results excluding the Cinelease studio entertainment business is referred to as "core" business. For a reconciliation to the most comparable GAAP financial measures, see the Appendix beginning on Slide 21 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines Three Months Ended September 30, Nine Months Ended September 30, $ in millions 2024 2023 2024 vs 2023 % Change 2024 2023 2024 vs 2023 % Change Core Equipment Rental Revenue $850 $760 11.8% $2,279 $2,081 9.5% Core Total Revenues $947 $901 5.1% $2,540 $2,405 5.6% Core Net Income $122 $128 (4.7)% $243 $284 (14.4)% Core Adjusted EBITDA $445 $419 6.2% $1,126 $1,077 4.5% Core Adjusted EBITDA Margin 47.0% 46.5% 50 bps 44.3% 44.8% (50) bps Core REBITDA2 $427 $390 9.5% $1,060 $990 7.1% Core REBITDA Margin2 49.7% 50.9% (120) bps 46.0% 47.2% (120) bps Core REBITDA YoY Flow-Through2 39.8% 72.5% NM 34.3% 56.3% NM Core Average Fleet3 (YoY) 12.3% 19.9% 10.6% 24.7% Core Dollar Utilization3 43.4% 44.1% (70) bps 41.8% 42.3% (50) bps Core ROIC 10.0% 11.6% (160) bps

Q3 24 YoY Results Bridge Excluding Cinelease Studio Entertainment[1]

Core Equipment Rental Revenue



$760
$850
2023
Pricing
OEC on Rent
Mix
Ancillary
2024

Core Adjusted EBITDA



$419
$445
2023
Equipment Rental Revenue
Gain on Sale of Rental Equipment
DOE
SG&A
Other
2024

Core Adjusted EBITDA Margin drivers:

- ⬆ Fewer fleet dispositions YoY but higher average proceeds from favorable sales channel mix
- ⬇ New acquisition, greenfield revenue at lower incremental margin offset slowdown in higher margin local-account growth
- ⬇ DOE imbalance to slowing local market demand weighs on margin in the short term
- ⬆ SG&A as a % of rental revenue YoY was positive contributor

1. For a reconciliation to the most comparable GAAP financial measures, see the Appendix beginning on Slide 21

HercRentals® Herc Holdings Inc. NYSE: HRI
Q3 2024 | 16

Q3 2024Herc Holdings Inc. NYSE: HRI 17 Disciplined Capital Management 1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility 3. For a definition and calculation, see the Appendix beginning on Slide 21 • No near-term maturities and ample liquidity2 of $1.9 billion provide financial flexibility • Free cash flow of $218 million for the nine months ended September 30, 2024 • Net leverage3 of 2.7x, compared with 2.5x in December 2023 and within target range of 2.0x to 3.0x • Quarterly dividend of $0.665 per share paid on September 6, 2024 to shareholders of record as of August 23, 2024 Credit Ratings: Moody’s CFR Ba2 S&P BB/Stable Maturities As of September 30, 2024 $ in millions $1,200 $800 $1,733 $390 2025 2026 2027 2028 2029 $68 Finance Leases 2024-2031 2027 Senior Unsecured Notes ABL Credit Facility AR Facility1 2029 Senior Unsecured Notes ABL Credit Facility

Q3 2024Herc Holdings Inc. NYSE: HRI 18 Continued Strength in Key End Markets 1. Source: ARA / IHS Global Insights as of August 2024 2. Source: IIR as of August 2024 3. Source: American Institute of Architects (AIA) as of August 2024 4. Source: Dodge Analytics U.S. as of October 2024 N.A. Equipment Rental Market1 $52 $57 $60 $55 $61 $69 $78 $84 $89 $93 $97 17 18 19 20 21 22 23 24E 25E 26E 27E $ in billions Industrial Spending2 $310 $317 $328 $309 $298 $315 $368 $372 $367 $365 $372 17 18 19 20 21 22 23 24E 25E 26E 27E $ in billions Non-Residential Starts4 $288 $298 $314 $261 $306 $444 $417 $442 $469 $494 $522 17 18 19 20 21 22 23 24E 25E 26E 27E $ in billions — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — Architecture Billings Index3 17 18 19 20 21 22 23 Jan-24 50 Aug 45.7

Q3 2024Herc Holdings Inc. NYSE: HRI 19 Updated 2024 Guidance Ex-Cinelease Updated Assumptions for Full-Year 2024 excluding Cinelease: • Hurricane contributions to 4Q 24 included in updated guide at a historical average • Expected record rental revenue from strong national account activity, low single digit local growth, 2024 acquisitions ◦ Pricing remains disciplined • Adjusted EBITDA guidance range unchanged • Net fleet capex supports mega projects, specialty equipment growth, greenfields, replacement fleet Metric 2023 Excluding Cinelease Prior 2024 Guidance Current 2024 Guidance Equipment Rental Revenue $2,820 million +7% to 10% +9.5% to 11% Adjusted EBITDA $1,462 million $1.55 billion to $1.60 billion $1.55 billion to $1.60 billion Net Rental Equipment Expenditures after Gross Capex $995 million $500 to $700 million after gross capex of $750 million to $1 billion $650 to $700 million after gross capex of $950 million to $1 billion

Q3 2024Herc Holdings Inc. NYSE: HRI 20 Purpose, Vision, Mission and Values We equip our customers and communities to build a brighter future

Appendix

Q3 2024Herc Holdings Inc. NYSE: HRI 22 Glossary of Terms Commonly Use in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing equipment rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix.

Cinelease Studio Entertainment Assets Held for Sale

Cinelease is Herc's studio management and lighting and grip business

- Market preference for lighting and grip equipment to be part of studio ownership
- Owning studio real estate does not align with Herc strategy
- Lighting and grip equipment represents ~4% of OEC

Cinelease sale process underway



Cinelease assets held for sale

Herc Entertainment Services (HES) will continue to provide rentals to entertainment industry

Equipment Types

- aerial equipment,
- forklifts,
- carts,
- generators,
- climate solutions

Project Types

- in-studio TV & Film productions
- off-location TV & Film productions
- live entertainment venues



HES to continue to service market

HercRentals® Herc Holdings Inc. NYSE: HRI Q3 2024 | 23

Q3 2024Herc Holdings Inc. NYSE: HRI 24 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA—EBITDA represents the sum of net income, provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of transaction related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through—Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow- Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. EBITDA, Adjusted EBITDA, REBITDA, Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through Excluding Studio Entertainment—On slides 26 and 27, each metric has been adjusted to exclude the studio entertainment business due to the intent to sell that business and provides the operating performance of the remaining business.

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

	Three Months Ended September 30,		Nine Months Ended September 30,	
$ in millions	2024	2023	2024	2023
Net income	**$122**	**$113**	**$257**	**$256**
Income tax provision	38	33	77	68
Interest expense, net	69	60	193	162
Depreciation of rental equipment	174	167	499	480
Non-rental depreciation and amortization	33	29	92	83
EBITDA	**436**	**402**	**1,118**	**1,049**
Non-cash stock-based compensation charges	7	6	16	15
Transaction related costs	3	2	9	5
Other	—	—	2	1
Adjusted EBITDA	**446**	**410**	**1,145**	**1,070**
Less: Gain (loss) on sales of rental equipment	15	25	58	77
Less: Gain (loss) on sales of new equipment, parts and supplies	3	4	10	10
Rental Adjusted EBITDA (REBITDA)	**$428**	**$381**	**$1,077**	**$983**
Total revenues	$965	$908	$2,617	$2,450
Less: Sales of rental equipment	81	124	215	278
Less: Sales of new equipment, parts and supplies	9	11	28	29
Equipment rental, service and other revenues	$875	$773	$2,374	$2,143
Total revenues	$965	$908	$2,617	$2,450
Adjusted EBITDA	$446	$410	$1,145	$1,070
Adjusted EBITDA Margin	**46.2 %**	**45.2 %**	**43.8 %**	**43.7 %**
Equipment rental, service and other revenues	$875	$773	$2,374	$2,143
REBITDA	$428	$381	$1,077	$983
REBITDA Margin	**48.9 %**	**49.3 %**	**45.4 %**	**45.9 %**
YOY Change in REBITDA	$47		$94	
YOY Change in Equipment rental, service and other revenues	$102		$231	
YOY REBITDA Flow-Through	**46.1 %**		**40.7 %**	

HercRentals®

Herc Holdings Inc. NYSE: HRI

Q3 2024 | 25

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

	Three Months Ended September 30,					
	2024			2023		
$ in millions	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$866	$16	$850	$765	$5	$760
Total revenues	965	18	947	908	7	901
Total expenses	805	17	788	762	25	737
Income (loss) before income taxes	160	1	159	146	(18)	164
Income tax (provision) benefit	(38)	(1)	(37)	(33)	3	(36)
Net income	**$122**	**$—**	**$122**	**$113**	**($15)**	**$128**
Income tax provision	38	1	37	33	(3)	36
Interest expense, net	69	—	69	60	—	60
Depreciation of rental equipment	174	—	174	167	8	159
Non-rental depreciation and amortization	33	—	33	29	1	28
EBITDA	**436**	**1**	**435**	**402**	**(9)**	**411**
Non-cash stock-based compensation charges	7	—	7	6	—	6
Transaction related costs	3	—	3	2	—	2
Adjusted EBITDA	**446**	**1**	**445**	**410**	**(9)**	**419**
Less: Gain (loss) on sales of rental equipment	15	—	15	25	—	25
Less: Gain (loss) on sales of new equipment, parts and supplies	3	—	3	4	—	4
Rental Adjusted EBITDA (REBITDA)	**$428**	**$1**	**$427**	**$381**	**($9)**	**$390**
Total revenues	$965	$18	$947	$908	$7	$901
Less: Sales of rental equipment	81	1	80	124	—	124
Less: Sales of new equipment, parts and supplies	9	1	8	11	—	11
Equipment rental, service and other revenues	**$875**	**$16**	**$859**	**$773**	**$7**	**$766**
Total revenues	$965	$18	$947	$908	$7	$901
Adjusted EBITDA	$446	$1	$445	$410	($9)	$419
Adjusted EBITDA Margin	**46.2 %**	**5.6 %**	**47.0 %**	**45.2 %**	**(128.6)%**	**46.5 %**
Equipment rental, service and other revenues	$875	$16	$859	$773	$7	$766
REBITDA	$428	$1	$427	$381	($9)	$390
REBITDA Margin	**48.9 %**	**6.3 %**	**49.7 %**	**49.3 %**	**(128.6)%**	**50.9 %**
YOY Change in REBITDA	$47	$10	$37	$45	($21)	$66
YOY Change in Equipment rental, service and other revenues	$102	$9	$93	$59	($32)	$91
YOY REBITDA Flow-Through	**46.1 %**	**111.1 %**	**39.8 %**	**76.3 %**	**65.6 %**	**72.5 %**

HercRentals® Herc Holdings Inc. NYSE: HRI
Q3 2024 26

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

	Nine Months Ended September 30,					
	2024			2023		
$ in millions	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$2,350	$71	$2,279	$2,121	$40	$2,081
Total revenues	2,617	77	2,540	2,450	45	2,405
Total expenses	2,283	59	2,224	2,126	80	2,046
Income (loss) before income taxes	334	18	316	324	(35)	359
Income tax (provision) benefit	(77)	(4)	(73)	(68)	7	(75)
Net income	**$257**	**$14**	**$243**	**$256**	**($28)**	**$284**
Income tax provision	77	4	73	68	(7)	75
Interest expense, net	193	—	193	162	—	162
Depreciation of rental equipment	499	—	499	480	24	456
Non-rental depreciation and amortization	92	—	92	83	3	80
EBITDA	**1,118**	**18**	**1,100**	**1,049**	**(8)**	**1,057**
Non-cash stock-based compensation charges	16	—	16	15	—	15
Transaction related costs	9	1	8	5	—	5
Other	2	—	2	1	1	—
Adjusted EBITDA	**1,145**	**19**	**1,126**	**1,070**	**(7)**	**1,077**
Less: Gain (loss) on sales of rental equipment	58	—	58	77	—	77
Less: Gain (loss) on sales of new equipment, parts and supplies	10	2	8	10	—	10
Rental Adjusted EBITDA (REBITDA)	**$1,077**	**$17**	**$1,060**	**$983**	**($7)**	**$990**
Total revenues	$2,617	$77	$2,540	$2,450	$45	$2,405
Less: Sales of rental equipment	215	1	214	278	—	278
Less: Sales of new equipment, parts and supplies	28	4	24	29	—	29
Equipment rental, service and other revenues	**$2,374**	**$72**	**$2,302**	**$2,143**	**$45**	**$2,098**
Total revenues	$2,617	$77	$2,540	$2,450	$45	$2,405
Adjusted EBITDA	$1,145	$19	$1,126	$1,070	($7)	$1,077
Adjusted EBITDA Margin	**43.8 %**	**24.7 %**	**44.3 %**	**43.7 %**	**(15.6)%**	**44.8 %**
Equipment rental, service and other revenues	$2,374	$72	$2,302	$2,143	$45	$2,098
REBITDA	$1,077	$17	$1,060	$983	($7)	$990
REBITDA Margin	**45.4 %**	**23.6 %**	**46.0 %**	**45.9 %**	**(15.6)%**	**47.2 %**
YOY Change in REBITDA	$94	$24	$70	$147	($41)	$188
YOY Change in Equipment rental, service and other revenues	$231	$27	$204	$285	($49)	$334
YOY REBITDA Flow-Through	**40.7 %**	**88.9 %**	**34.3 %**	**51.6 %**	**83.7 %**	**56.3 %**

HercRentals® Herc Holdings Inc. NYSE: HRI

Q3 2024 | 27

Q3 2024Herc Holdings Inc. NYSE: HRI 28 REBITDA Margin and Flow-Through Quarterly Trend $ in millions Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Q1 2024 Q2 2024 Q3 2024 Net income $67 $76 $113 $91 $347 $65 $70 $122 Income tax provision 8 27 33 32 100 16 23 38 Interest expense, net 48 54 60 62 224 61 63 69 Depreciation of rental equipment 152 161 167 163 643 160 165 174 Non-rental depreciation and amortization 26 28 29 29 112 29 30 33 EBITDA 301 346 402 377 1,426 331 351 436 Non-cash stock-based compensation charges 4 5 6 3 18 5 4 7 Transaction related costs 2 1 2 3 8 3 3 3 Other 1 — — (1) — — 2 — Adjusted EBITDA 308 352 410 382 1,452 339 360 446 Less: Gain (loss) on sales of rental equipment 25 27 25 17 94 23 20 15 Less: Gain (loss) on sales of new equipment, parts and supplies 3 3 4 3 13 3 4 3 Rental Adjusted EBITDA (REBITDA) $280 $322 $381 $362 $1,345 $313 $336 $428 Total revenues $740 $802 $908 $831 $3,282 $804 $848 $965 Less: Sales of rental equipment 71 83 124 68 346 69 65 81 Less: Sales of new equipment, parts and supplies 8 10 11 9 38 9 10 9 Equipment rental, service and other revenues $661 $709 $773 $754 $2,898 $726 $773 $875 REBITDA Margin 42.4% 45.4% 49.3% 48.0% 46.4% 43.1% 43.5% 48.9 % YOY REBITDA Flow-Through 42.6% 48.5% 76.3% 64.7% 53.0% 50.8% 21.9% 46.1%

Q3 2024Herc Holdings Inc. NYSE: HRI 29 REBITDA Margin and Flow-Through Annual Trend $ in millions 2019 2020 2021 2022 2023 Net income $47 $74 $224 $330 $347 Income tax provision 16 20 67 104 100 Interest expense, net 174 93 86 122 224 Depreciation of rental equipment 410 403 420 536 643 Non-rental depreciation and amortization 62 63 68 95 112 EBITDA 709 653 865 1,187 1,426 Non-cash stock-based compensation charges 19 16 23 27 18 Restructuring 8 1 — — — Impairment 4 15 3 3 — Transaction related costs — — 4 7 8 Loss on disposal of business — 3 — — — Other 1 1 — 3 — Adjusted EBITDA 741 689 895 1,227 1,452 Less: Gain (loss) on sales of rental equipment (1) (5) 19 36 94 Less: Gain (loss) on sales of new equipment, parts and supplies 11 8 10 15 13 Rental Adjusted EBITDA (REBITDA) $731 $686 $866 $1,176 $1,345 Total revenues $1,999 $1,780 $2,073 $2,740 $3,282 Less: Sales of rental equipment 243 198 113 125 346 Less: Sales of new equipment, parts and supplies 44 28 31 36 38 Equipment rental, service and other revenues $1,712 $1,554 $1,929 $2,579 $2,898 REBITDA Margin 42.7% 44.2% 44.8% 45.7% 46.4 % YOY REBITDA Flow-Through 169.3% 27.9% 47.5% 48.1% 53.0%

Q3 2024Herc Holdings Inc. NYSE: HRI 30 Reconciliation of Net Income and Adjusted Earnings Per Diluted Share Three Months Ended September 30, Nine Months Ended September 30, $ in millions 2024 2023 2024 2023 Net income $122 $113 $257 $256 Transaction related costs 3 2 9 5 Other(1) — — 2 1 Tax impact of adjustments(2) (1) (1) (3) (2) Adjusted net income $124 $114 $265 $260 Diluted common shares 28.5 28.5 28.5 28.8 Adjusted earnings per diluted share $4.35 $4.00 $9.30 $9.03 Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income, transaction related costs, restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. (1) Other consists of restructuring charges and spin-off costs. (2) The tax rate applied for adjustments is 25.5% in the three and nine months ended September 30, 2024 and 25.7% in the three and nine months ended September 30, 2023 and reflects the statutory rates in the applicable entities.

Q3 2024Herc Holdings Inc. NYSE: HRI 31 Calculation of Net Leverage Ratio $ in millions Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Long-Term Debt, Net $3,215 $3,493 $3,665 $3,673 $3,753 $3,864 $4,163 (Plus) Current maturities of long-term debt 12 12 14 15 15 15 15 (Plus) Unamortized debt issuance costs 5 5 5 5 5 13 13 (Less) Cash and Cash Equivalents (40) (37) (71) (71) (63) (70) (142) Net Debt 3,192 3,473 3,613 3,622 3,710 3,822 4,049 Trailing Twelve-Month Adjusted EBITDA 1,298 1,366 1,431 1,452 1,483 1,491 1,527 Net Leverage 2.5 x 2.5 x 2.5 x 2.5 x 2.5 x 2.6 x 2.7 x Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve- month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies.

Q3 2024Herc Holdings Inc. NYSE: HRI 32 Reconciliation of Free Cash Flow Nine Months Ended September 30, Year Ended December 31, $ in millions 2024 2023 2023 2022 2021 Net cash provided by operating activities $894 $796 $1,086 $917 $743 Rental equipment expenditures (753) (1,100) (1,320) (1,168) (594) Proceeds from disposal of rental equipment 198 231 325 121 107 Net Fleet Capital Expenditures (555) (869) (995) (1,047) (487) Non-rental capital expenditures (127) (119) (156) (104) (47) Proceeds from disposal of property and equipment 6 11 15 7 5 Other — (15) (15) (23) — Free Cash Flow 218 (196) (65) (250) 214 Acquisitions, net of cash acquired (567) (332) (430) (515) (431) (Increase) decrease in Net Debt, excluding financing activities ($349) ($528) ($495) ($765) ($217) Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non- discretionary expenditures.

Q3 2024Herc Holdings Inc. NYSE: HRI 33 Historical Fleet at OEC1 $ in millions FY 2019 FY 2020 FY 2021 FY 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Q1 2024 Q2 2024 Q3 2024 Beginning Balance $3,777 $3,822 $3,589 $4,381 $5,637 $5,915 $6,211 $6,217 $5,637 $6,328 $6,416 $6,714 Expenditures 627 348 725 1,218 348 400 274 196 1,218 167 344 366 Disposals (593) (552) (281) (322) (144) (186) (309) (174) (813) (150) (139) (199) Acquisitions — 28 346 395 77 88 55 83 303 76 100 200 Foreign Currency / Other 11 (57) 2 (35) (3) (6) (14) 6 (17) (5) (7) 7 Ending Balance $3,822 $3,589 $4,381 $5,637 $5,915 $6,211 $6,217 $6,328 $6,328 $6,416 $6,714 $7,088 Proceeds as a percent of OEC 40.9% 37.0% 41.8% 44.4% 51.5% 47.0% 39.4% 44.3% 44.2% 49.5% 47.9% 42.4% 1. Original equipment cost based on ARA guidelines.

Q3 2024Herc Holdings Inc. NYSE: HRI 34 For additional information, please contact: Leslie Hunziker SVP Investor Relations, Communications & Sustainability leslie.hunziker@hercrentals.com 239-301-1675